Exhibit 11.1

As adopted on July ___, 2018

CLPS INCORPORATION 内部交易和信息披露政策

本政策于 2018 年7月__日起实施

制度编号：
序号	制度版本	变更说明	更新人/ 提审日期	审批人/ 审批日期	合规人/ 审批日期
1	V1.0	新建	徐建/2018	林明辉/2018
2	V2.0	1. 首段介绍中修改 CFO的名字； 2. 政策适用性中能获取到内部信息的表述； 3. 信息泄露中举例的第一条表述； 4. 内部交易责任的表述； 5. 信息泄露责任的表述; 6. 开放窗口期表述； 7. 例外条款的表述； 8. 信息披露的表述； CLPS No Trading Calendar删除，加入条款“具体窗口期可咨询CFO或公司秘书”	杨卉/2021.01.25	林明辉/2021.01.28	徐建/2021.01.27
3	V2.1	1. 删除“例外条款”	杨卉/2021.04.16	林明辉/2021.04.26	徐建/2021.04.18

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INTRODUCTION

This Policy explains the requirements and procedures to be followed by employees, officers, and directors of CLPS Incorporation (the “Company” or “CLPS”) when trading in CLPS securities (and,in some cases,the securities of other companies) and in responding to questions about, and requests for, confidential information about CLPS’ business and affairs.

Contact Rita Yang, the Company’s CFO if you have questions about this Policy or its application to any situation in which you wish to trade CLPS securities.

介绍

本政策对CLPS公司（“本公司”或“CLPS”）的员工、管理人员和董事在交易CLPS证券（在某些情况下也包括其他公司的证券）时，以及回答有关CLPS公司业务和事务的机密信息的问题和要求时，应遵循的要求和程序进行了解释。

如果您对该政策本身或在交易CLPS证券的过程中如何应用有任何疑问，请联系本公司首席财务官杨瑞。

APPLICABILITY OF POLICY

This Policy applies to all transactions in CLPS’ securities that it may issue from time to time. It applies to all officers of CLPS, all members of CLPS’ Board of Directors, and all employees, consultants and contractors of CLPS who receive or have access to Inside Information (as defined below) regarding CLPS. This group of people, members of their immediate families, and members of their households are sometimes referred to in this Policy as “Insiders.” This Policy also applies to any person who receives Inside Information from any Insider.Any person who possesses Inside Information regarding CLPS is an Insider for so long as the information is not publicly known. Any employee can be an Insider from time to time, and would at those times be subject to this Policy.

政策适用性

本政策适用于CLPS证券的所有交易，包括所有可能不定期发行的证券，适用于所有CLPS的管理人员、董事会成员，以及所有接受或有权获取关于CLPS”内部信息”（定义见下文）的CLPS员工、顾问和客户及供应商。在这项政策中，以上人员以及他们的直系亲属和家庭成员，有时被称为“内部人士”。这一政策也适用于任何从内部得到信息的人。只要这些信息不为公众所知，任何拥有关于CLPS内部信息的人都是内部人士。任何员工都可能成为内部人士，并且在那时也成为本政策的受众。

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INSIDER TRADING AND TIPPING

United Stated federal and state securities laws prohibit: (a) the purchase or sale of securities while in possession of material non-public information (“Inside Information”); or (b) the selective disclosure of Inside Information to others who then trade in securities (“Tip” or “Tipping”).

内部交易和信息泄露

美国联邦和州证券法禁止:(a)在拥有重要的非公开信息（“内部信息”）时购买或出售证券的行为；或(b)有选择地向其他将会进行证券交易的人员披露内部信息（“信息泄露”）的行为。

CLPS POLICY

No CLPS Insider shall:

●	Buy or sell CLPS securities or the securities of other companies with which CLPS does business, including customers and suppliers, during any period commencing with the date that he or she possesses Inside Information and ending at the close of business on the second Trading Day following the date on which that information is publicly disclosed. As used in this Policy, the term “Trading Day” means a day on which national stock exchanges and the New York Stock Exchange are open for business.

●	Tip Inside Information to outsiders, including family members and others who then trade in CLPS securities or those securities of another company with which CLPS does business on the basis of that information.

●	Answer questions or provide information, including Inside Information, about CLPS and its affairs to outsiders unless specifically authorized to do so.

There are no exceptions or waivers to this policy, even for transactions that seem necessary or justifiable (such as the need to raise money for a personal financial emergency).

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CLPS 政策

CLPS内部人士不得:

●	从其拥有内部信息之日开始直至该信息被公开披露后的第二个交易日结束，在此期间，对CLPS证券或与CLPS有业务往来的其他公司（包括客户和供应商）的证券进行购买或出售。本政策中所使用的“交易日”一词是指国家证券交易所和纽约证券交易所营业的日子。

●	向外部人士提供内部信息，包括家庭成员以及其他将要对CLPS证券或在该信息中提到将与CLPS有业务往来的其他公司的证券进行交易的人士。

●	未经授权回答外部人员的问题或向外部人员提供信息，包括关于CLPS及其事务的内部信息。

这项政策没有例外或豁免，即使是看起来必要或正当的交易（比如为个人财政紧急情况筹集资金）。

MATERIAL NON-PUBLIC INFORMATION (INSIDE INFORMATION)

Inside Information is material non-public information. Under applicable securities laws, “material” information is: (a) any information that a reasonable investor would likely consider important in deciding whether to buy, sell, or hold stock; or (b) any information that might affect the market for a company’s securities. Either positive or negative information may be material.“Non-public” information is any information that has not been disclosed generally to the marketplace. Effective disclosure of such information comes through public filings with the U.S. Securities and Exchange Commission (“SEC”) and other regulatory bodies, press releases and public meetings with analysts and the press.All information that you learn about CLPS or its business plans is potentially Inside Information until CLPS publicly discloses it. Similarly, information received about any other company with which CLPS does business, including customers, vendors and suppliers that is not yet in general circulation is also potentially Inside Information. Rumor and speculation in the public or media about material information, absent official statement, is not a sufficient basis to trade on Inside Information.

The following are examples of Inside Information:

●	CLPS’ historical or projected financial results, sales results, earnings, losses, liquidity and other similar financial information.

●	Possible action related to stock, such as a dividend declaration, stock split, or anticipated public or private offerings of CLPS securities.

●	The fact that CLPS is evaluating or considering an acquisition candidate, business unit divestiture, joint venture, tender offer, or restructuring activity, that discussions or negotiations are in progress, or that such a transaction is being undertaken.

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●	News of significant changes in products or services, the gain or loss of a significant customer or supplier, and other major marketing changes.

●	Changes in management or control.

●	Any significant actual or threatened litigation, dispute, or government investigation.

●	News regarding actual or potential reductions in force.

非公开资料（内部资料）

内部信息是非公开的重要信息。根据适用的证券法，“重要”信息指：(a)任何合理投资者在决定是否购买、出售或持有股票时可能认为重要的信息；或(b)任何可能影响公司证券市场的资料。正面或负面的信息都可能是重要的。“非公开”信息是指所有尚未向市场披露的信息。信息的有效披露只有通过向美国证券交易委员会(SEC)和其他监管机构提交公开文件、新闻稿或与分析师和媒体召开公开会议才得以实现。您所了解到的所有有关CLPS或其业务计划的信息，在CLPS公开披露之前，都属于潜在的内部信息。同样，任何与CLPS有业务往来的其他公司的信息，包括客户、供应商和供应商，都可能是内部信息。在公众或媒体上关于重要信息的谣言和猜测，没有官方声明，并不构成交易内部信息的充分依据。

以下是内部信息的例子:

●	历史或预期的财务数据、销售数据、盈利、亏损、流动性和其他类似的CLPS的财务信息。

●	可能与股票相关的行为，如股利声明、股票分割、或预期的CLPS证券的公开或私人发行。

●	CLPS正在讨论或谈判的事件或正在进行的交易，如对候选收购对象进行评估或考虑、业务单位剥离、合资企业、投标报价或重组活动，等等。

●	关于产品或服务的重大变化、重要客户或供应商的损益以及其他重大营销变化的新闻。

●	管理或控制方面的变化。

●	任何重大的正在或即将发生的诉讼、纠纷或政府调查。

●	关于正在或即将裁员的新闻。

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TIPPING

Insiders, in addition to being forbidden from using Inside Information to trade in securities for their own advantage, are also prohibited from Tipping Inside Information to an outsider, who then trades on that information. An outsider is any person other than a CLPS employee, officer, or director, and includes friends, business associates, spouses, or family members. Under the securities laws, both the discloser and recipient of Inside Information are liable for violations and you will be held accountable for trading by your immediate family and others living in your household.

Inside Information must be protected. Common sense applies. Avoid inadvertent communication. For example:

●	Do not discuss new developments, which could constitute Inside Information, in public places such as elevators, hallways, restaurants, airplanes, taxicabs, or any place where you can be overheard.

●	Do not gossip or speculate with other employees or non-employees regarding any Inside Information.

●	Do not read documents with Inside Information in public places or discard them where others can retrieve them.

●	Do not carry documents with Inside Information in public places in an exposed manner.

●	Cover documents with Inside Information on your desk before you leave your office or room and do not leave them where visitors can read them.

●	Do not copy documents with Inside Information for personal use, without the express consent of a supervisor.

●	If documents containing Inside Information are to be disposed of, they should be securely shredded or otherwise destroyed.

信息泄露

内部人士除了被禁止利用内部信息进行证券交易以谋取自身利益外，还被禁止向外部人士透露内部信息，然后由外部人士利用这些信息进行交易。外部人士是除CLPS员工、官员或董事之外的任何人，包括朋友、商业伙伴、配偶或家庭成员。根据证券法，内部信息的披露人和接收人都要对违规行为负责，你的直系亲属和其他家庭成员将对你的交易行为负责。

内部信息必须得到保护。以常识作为判断标准。避免无意触犯。例如：

●	不要在公共场合，如电梯、走廊、餐厅、飞机、出租车或任何你可能被他人听到的地方谈论公司新的成就突破等可能成为内部信息的内容；

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●	不要与其他员工或非员工就任何内部信息进行八卦或猜测；

●	不要在公共场所阅读带有内部信息的文档，也不要将其丢弃在其他人可以检索到的地方；

●	不要在公共场所以暴露的方式携带有内部信息的文件；

●	在离开办公室或房间之前，把办公桌上含有内部信息的文件遮挡好，不要放在访客可以阅读的地方；

●	未经主管明确同意，不得私自复制带有内部信息的文件；

●	如果需要丢弃包含内部信息的文件，应该以粉碎或其他安全方式进行销毁。

POTENTIAL CRIMINAL AND CIVIL LIABILITY AND/OR DISCIPLINARY ACTION

●	Liability for Insider Trading. Pursuant to federal and state securities laws, Insiders may be subject to criminal and civil fines and penalties as well as imprisonment for engaging in transactions in CLPS’ securities at a time when they have knowledge of Inside Information regarding CLPS. While the regulatory authorities concentrate their efforts on individuals who trade, or who tip inside information to others who trade, the federal securities laws also impose potential liability on CLPS and other “controlling persons” if they fail to take reasonable steps to prevent insider trading by CLPS’ Insiders.

●	Liability for Tipping. Insiders may also be liable for improper transactions by any person (commonly referred to as a “tippee”) to whom they have disclosed Inside Information regarding the Company or to whom they have made recommendations or expressed opinions on the basis of such information as to trading in the Company’s securities. The SEC has imposed large penalties even when the disclosing person did not profit from the trading. The SEC, the stock exchanges and Financial Industry Regulatory Authority (“FINRA”) use sophisticated electronic surveillance techniques to uncover insider trading.

●	Possible Disciplinary Actions. Employees who violate this Policy shall be subject to disciplinary action, which may include ineligibility for future participation in CLPS’ equity incentive plans or termination of employment.

可能要承担的刑事、民事责任或纪律处分

●	内部交易责任。根据联邦和州证券法的规定，在知悉CLPS内部消息的情况下，内部人士进行CLPS证券交易，可能会受到刑事、民事罚款和监禁。尽管监管当局将精力集中在交易者或者向其他交易人提供内部信息的个人身上，但联邦证券法同时对未能采取合理的措施来阻止CLPS内部人士进行内部交易的CLPS及其他“监管人员”施加潜在责任

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●	信息泄露责任。内部人士还可能因有人（通常被称为“泄露者”）向其披露公司内部信息，或根据公司证券交易等信息向其提出建议或表达意见而进行的不正当交易承担责任。即使披露人没有从中获利，美国证券交易委员会（SEC）仍将对进行不正当交易的内部人士及披露人处以巨额罚款。美国证券交易委员会、证券交易所和金融行业监管局（FINRA）使用复杂的电子监控技术来揭露内部交易。

●	可能的纪律处分。违反本政策的员工将受到纪律处分，其中包括剥夺未来参与CLPS股权激励计划的资格或终止雇佣。

RECOMMENDED GUIDELINES - TIMING OF SECURITIES TRADING AND WINDOW PERIODS

Investment by CLPS employees and directors in CLPS securities is encouraged. However, there are restrictions regarding the timing of trading in CLPS securities.

推荐准则-证券交易的时间和窗口期

鼓励CLPS的员工和董事的投资CLPS证券。然而，对于CLPS证券的交易时间有一些限制。

Closed Window Period

To ensure compliance with this Policy and applicable securities laws, Insiders should refrain from conducting any transactions in CLPS’ securities during ten (10) business (trading) days prior to the ending upon each half year period (i.e., December 31st) and prior to the ending of the fiscal year (i.e., June 30th), and continuing for two (2) business (trading) days after the public release of the financial results for such period (the “Closed Window Period”).Certain material corporate events may also require that the trading window be closed on a case by case basis. In those circumstances, the CFO shall notify all Insiders of the commencement of a Closed Window Period.

关闭窗口期

为确保遵守本政策及适用的证券法，内部人士应避免从每个财年的半年前（即6月30日）及每个财年结束前（即12月31日）的10个交易日内到在该期间财务业绩公布后的两个完整交易日内进行交易（“关闭窗口期”）。某些重大的公司事件也可能作为特例而要求交易窗口进行关闭。在这种情况下，首席财务官应将窗口期关闭的时间通知所有内部人员。

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Open Window Period

The safest period for trading in CLPS’ securities, assuming the absence of Inside Information, is generally the first few days following the opening of the trading window, which shall open on the third (3rd)business (trading) day after the public release of the financial results for such periods (the “Open Window Period”). Trading in CLPS’ securities during an Open Window Period should not be considered a “safe harbor” if an Insider is in possession of Inside Information.Even after Inside Information is disclosed by CLPS in connection with an earnings release, for example, sufficient time must pass to permit the market and outside investors to digest the information and make investment decisions before Insiders can trade in CLPS’ securities.

Regulatory authorities scrutinize securities trading with hindsight. Consequently, before trading in CLPS securities, you should carefully consider how the authorities, in the future, might view your trading with the benefit of hindsight.

Every Insider has the individual responsibility to comply with this Policy against insider trading, regardless of whether CLPS has recommended an Open Window Period to that Insider or any other Insiders of CLPS. The guidelines set forth in this Policy are guidelines only, and appropriate judgment should be exercised in connection with any trade in CLPS’ securities.

To prevent inadvertent violations and avoid even the appearance of an improper transaction (e.g., when an officer trades while unaware of a pending major development) and to ensure the proper filing of SEC reports, the following procedure must be followed:

All transactions in CLPS securities (acquisitions, dispositions, transfers, etc.) by Insiders, including all directors, officers, employees reporting directly to Officers, and by other employees designated from time to time by CLPS who may have access to Inside Information, must be pre-cleared by the CFO with in consultation with the Company’s legal counsel.

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开放窗口期

如果没有内部信息，CLPS证券最安全的交易期通常是交易窗口开放后的最初几天，即财务业绩公开发布后的第三个交易日（“开放窗口期”）。如果内部人士掌握内部信息，在开放窗口期内买卖CLPS证券仍不应被视为“安全港”。即使是在CLPS披露了内部信息之后，也必须在内部人士交易CLPS证券之前给市场和外部投资者留出足够的时间，让他们能够消化这些信息并做出投资决定。

监管部门会对证券交易进行事后审查。因此，在交易CLPS证券之前，您应该仔细考虑当局将会如何看待您的交易。

无论CLPS是否向内部人士或任何其他CLPS内部人士建议开放窗口期，任何内部人士都有责任遵守这项针对内部交易的政策。本政策所载的指引仅为指引，有关CLPS证券的任何交易，内部人士均须作出适当的判断。

为了避免无意的违规行为以及甚至可能出现的不当交易（例如，当一名管理人员在不知道即将发生的重大发展时进行交易），并确保恰当地提交SEC报告，必须遵循以下程序：

内部人士，包括所有董事、管理人员、直接向管理人员汇报的员工，和其他可能会被指定并获得CLPS内部信息的员工所进行的所有CLPS证券交易（包括收购、配置、转移等），必须由首席财务官事先与公司的法律顾问协商后进行预先排除。

LIABILITY OF SUPERVISORY PERSONS FOR TRADING BY SUBORDINATES

Under U.S. securities laws, CLPS and its directors, officers, or supervising employees may be liable for significant penalties if they do not take appropriate action to prevent a person directly or indirectly under their control from trading in securities on the basis of Inside Information – or if they recklessly disregard the likelihood that such trading would take place.If Inside Information is inadvertently disclosed, no matter what the circumstances, the person making or discovering that disclosure should immediately report the facts to CLPS’ Corporate Secretary.

监察人对下属交易的责任

根据美国证券法，CLPS及其董事、管理人员或监督员工，如果不采取适当的措施防止他人在掌握内部信息的基础上直接或间接地控制证券交易，或者鲁莽无视这样的交易发生，则可能承担重大处罚。如果不小心泄露了内部信息，无论在什么情况下，泄密者或发现泄露的人都应该立即向CLPS企业秘书报告。

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DISCLOSURE OF INFORMATION

CLPS has developed and continues to develop proprietary, confidential and non-public information. In the course of business operations, you may become aware of such information. You may not disclose or otherwise use any proprietary, confidential or nonpublic information of any kind acquired as a result of your association with CLPS except, of course, for or on behalf of CLPS. This obligation applies whether that information relates to CLPS or another organization (such as a customer or supplier) and continues even after you are no longer associated with CLPS. In the event any officer, director or employee receives any inquiry from outside of CLPS, such as a stock analyst, for information (particularly financial results and/or projections) that may be Inside Information, the inquiry should be referred to the Company’s CFO, who is responsible for coordinating and overseeing the release of such information to the investing public, analysts and others in compliance with applicable laws and regulations.If you have a question as to whether information is proprietary, confidential or nonpublic, you should contact the Corporate Secretary. You must abstain from disclosing or otherwise using such information until you are informed that its disclosure or other use is permitted.Further, do not answer questions from news media reporters, securities analysts, or stockholders about CLPS business, policies, or practices, either directly or through another person. Instead, refer such inquiries to the Chief Financial Officer or Corporate Secretary.

信息披露

在业务操作过程中，您可能会接触到CLPS已经开发并继续开发专有、机密和非公开信息。当然，除非是为了代表CLPS，您可能不被允许公布或以其他方式使用与CLPS相关的任何类型的专有、机密或非公开信息。该义务适用于CLPS或其他组织（如客户或供应商）相关的信息，并且即使您不再与CLPS相关，该义务仍将继续。如果任何管理人员、董事或员工收到CLPS以外的可能有关内部信息的任何调查，如股票分析师的询问（特别是财务业绩和/或预测），应该告知公司负责协调和监督向投资大众公开信息的财务总监、分析师和其他符合适用的法律和法规的人员。如果你不确定某些信息是否私有、机密或非公开，你应该联系公司秘书。未经许可禁止对信息进行披露或使用。此外，不要回答新闻媒体记者、证券分析师或股东亲口或转述的关于CLPS业务、政策或实践的问题。相反，向首席财务官或公司秘书询问这些问题。

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INSIDER TRADING AND INFORMATION DISCLOSURE

POLICY CERTIFICATION

The undersigned hereby acknowledges receipt of CLPS INCORPORATION’s Insider Trading and Information Disclosure Policy and certifies that the undersigned has read it, understands it, and will comply with it.

Date: _________________	Signature:

Print Name:

Title:

Division:

Location:

For more information regarding to CLPS No Trading Calendar, please consult CLPS’ CFO or Corporate Secretary.

内部交易和信息披露政策认证

下述签署人特此承认已收到CLPS公司的内部交易和信息披露政策，并证明签署人已阅读、理解并将遵守该政策。

日期: _________________	签名:

姓名:

职务:

部门:

所在地:

关于窗口期更多信息请咨询CLPS首席财务官或公司秘书。

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